UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Name of Registrant as Specified in its Charter)

Copies to:

Sichenzia Ross Friedman Ference LLP

Richard Friedman, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

9300 Shelbyville Road, Suite 1020

Louisville, KY 40222

Dear Shareholder:

A Special Meeting of shareholders of Beacon Enterprise Solutions Group, Inc., a Nevada corporation, will be held at offices of the Company’s counsel Miller Wells PLLC, located at 710 West Main St., 4th Floor, Louisville, KY 40202, at 10:00 a.m., local time, on Friday, August 5, 2013. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the special meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope enclosed for that purpose. Returning your completed proxy will ensure your representation at the special meeting.

We look forward to seeing you on August 5, 2013.

Sincerely yours,

By Order of the Board of Directors

Bruce Widener
Chief Executive Officer

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

9300 Shelbyville Road, Suite 1020

Louisville, KY 40222

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held August 5, 2013

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Beacon Enterprise Solutions Group, Inc., a Nevada corporation, will be held at 10:00 a.m., local time, on Friday, August 5, 2013, at offices of the Company’s counsel Miller Wells PLLC, located at 710 West Main St., 4th Floor, Louisville, KY 40202, for the following purposes:

1.	To amend our Amended and Restated Articles of Incorporation to change the name of our company to “Strata 7 Solutions, Inc.”

2.	To authorize our board of directors to amend our Amended and Restated Articles of Incorporation to effectuate a twenty (20) for one (1) reverse split of our shares of common stock, par value $0.001 per share (the “Common Stock”).

3.	To amend our Amended and Restated Articles of Incorporation to increase our authorized shares of Common Stock from 70,000,000 to 100,000,000.

Our Board of Directors recommends that you vote “FOR” each of the proposals. Shareholders of record at the close of business on _______________, 2013, are entitled to vote at the special meeting and any postponement or adjournment thereof.

All shareholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any shareholder attending the special meeting may vote in person even if he or she previously returned a proxy.

Sincerely yours,

By Order of the Board of Directors

Bruce Widener
Chief Executive Officer

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF BEACON ENTERPRISE SOLUTIONS GROUP, INC.

TO BE HELD AUGUST 5, 2013

INFORMATION ABOUT THE SPECIAL MEETING

This proxy statement contains information related to the special meeting of shareholders of Beacon Enterprise Solutions Group, Inc., a Nevada corporation, which will be held at 10:00 a.m., local time, on Friday, August 5, 2013, at offices of the Company’s counsel Miller Wells PLLC, located at 710 West Main St., 4th Floor, Louisville, KY 40202, or at any adjournment or postponement thereof.

What is the purpose of the special meeting?

At the special meeting, shareholders will consider and vote upon the following matters:

1.	To amend our Amended and Restated Articles of Incorporation to change the name of our company to “Strata 7 Solutions, Inc.”

2.	To authorize our board of directors to amend our Amended and Restated Articles of Incorporation to effectuate a twenty (20) for one (1) reverse split of our shares of Common Stock, par value $0.001 per share.

3.	To amend our Amended and Restated Articles of Incorporation to increase our authorized shares of Common Stock from 70,000,000 to 100,000,000.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our Common Stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about July ____, 2013 to all shareholders of record at the close of business on ______________ ___, 2013.

Who is entitled to vote at the special meeting?

Holders of record of our Common Stock at the close of business on ______________ ___, 2013 are entitled to vote at the special meeting. As of ______________ ___, 2013, there were 40,217,913 shares of our Common Stock outstanding. Shareholders are entitled to cast one vote per share on each matter presented for consideration and action at the special meeting. In addition, certain holders of our preferred stock are also entitled to cast votes at the special meeting. See “Description of Securities - Preferred Stock” below.

Your vote is important. Shareholders can vote in person at the special meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted “For”, “Against” or “Abstain” with respect to each of the proposals. An abstention will count the same way as a vote against any of the proposals.

What votes are needed to hold the special meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the special meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the special meeting. Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

• “FOR” the amendment to our Amended and Restated Articles of Incorporation to change the name of our company to Strata 7 Solutions, Inc.”

• “FOR” the authorization of our Board of Directors to amend our Amended and Restated Articles of Incorporation to effectuate a twenty (20) for one (1) reverse split of our shares of Common Stock.

• “FOR” the amendment to our Amended and Restated Articles of Incorporation to increase our authorized shares of Common Stock from 70,000,000 to 100,000,000.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have not discretionary authority to vote your shares on any of the three proposals, in that these are non-routine matters. Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to non-routine matters unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on either of the proposals. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to both proposals.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the special meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the special meeting and vote in person. Your attendance at the special meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Each proposal requires the affirmative vote of a majority of the voting power of the shares of our Common Stock issued and outstanding.

What is the effect of abstentions and broker non-votes?

Abstentions with respect to each of the proposals will have the same effect as an AGAINST vote. Abstentions will be counted for the purpose of determining a quorum at the special meeting.

Matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the special meeting, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Both of the proposals are non-routine matters. Thus, Broker Non-Votes will be counted for the purpose of determining a quorum at the special meeting, but will not affect the outcome of any proposal being voted on at the special meeting. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting, who also will determine whether a quorum is present.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals described herein that is not shared by all other shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of ______________ ___, 2013, there were 40,217,913 shares of our Common Stock outstanding.   The following table sets forth certain information regarding our Common Stock, beneficially owned as of July ___, 2013, by each person known to us to beneficially own more than 5% of our Common Stock, each executive officer and director, and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after ______________ ___, 2013 are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. The table below shows, to the best of our knowledge, the voting power of certain persons who hold either Series D Preferred Stock of the Company (the “Series D Shares”) or its Series E Preferred Stock (the “Series E Shares”).

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Bruce Widener (2)	3,254,167	7.96%
Richard Coyle (3)	492,857	*
All Executive Officers and Directors as a group (2 people)	3,747,024	9.06%
5% Shareholders
John D. Rhodes III (4)	2,393,829	5.67%
TBK 327 Partners, LLC (5)	6,129,821	13.23%
TLP Investments, LLC (6)	5,129,821	11.31%
5G Investments, LLC (7)	7,500,000	15.72%
Charles Glasgow	4,000,000	9.95%
Atalaya Special Opportunities Fund IV LP (8)	3,125,000	7.21%

* Less than 1%.

(1)	Except as otherwise stated below, the address of each beneficial owner is care of the Company at 9300 Shelbyville Road, Suite 1020, Louisville, Kentucky 40222.
(2)	Includes 666,666 shares underlying presently exercisable stock options.
(3)	Consists of 24,650 Series D Shares, each of which carries the voting power of 20 shares of Common Stock.
(4)	Includes 166,666 shares underlying a presently convertible note and 1,816,662 shares underlying presently exercisable warrants
(5)	Consists of 256,488 Series D Shares, each of which carries the voting power of 20 shares of Common Stock and 1,000,000 Series E Shares, each of which carries the voting power of 1 share of Common Stock. The control person of the beneficial owner is Christopher Ferguson.
(6)	Consists of 256,488 Series D Shares, each of which carries the voting power of 20 shares of Common Stock. The control person of the beneficial owner is Michael Palleschi.
(7)	Consists of 375,000 Series D Shares, each of which carries the voting power of 20 shares of Common Stock. The control person of the beneficial owner is Hugh Regan, the President of 5G Management, LLC, the Manager of the beneficial owner.
(8)	Consists of 156,250 Series D Shares, each of which carries the voting power of 20 shares of Common Stock.

PROPOSAL NO. 1

AMENDMENT OF OUR AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO CHANGE OUR NAME

The Board of Directors has approved an amendment (the “First Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles”) to change our name to “Strata 7 Solutions, Inc.,” in the form attached hereto as Annex A.

The Board of Directors believes the name change will be in our best interests as the new name better reflects our long-term strategy and identity. While the “Beacon Enterprise Solutions Group, Inc.” name has served us over time, our management believes this opportunity presented the right timing to change our name. Our management also believes that the new name effectively conveys our business direction in that the name Strata 7 relates to the proliferation of the so-called “Cloud” in the present information technology services market today (hence the “Strata”) and the number 7 relates to the 7-layer Open Systems Interconnection (“OSI”) model. The Company believes that the OSI model is an industry standard model that characterizes and standardizes the internal functions of all IT and communications systems by partitioning it into seven logical layers. Consequently, the Company believes that many engineers and manufactures all work within this standard to ensure all devices in any system can communicate and interoperate.

Through our wholly owned subsidiary, Focus Venture Partners, Inc., a Nevada corporation (“Focus”), that we acquired on June 19, 2013 through an agreement and plan of merger (the “Merger Agreement”) and that is the sole owner of Optos Capital Partners, LLC (“Optos”), we now operate the following wholly owned subsidiaries of Optos:

•                Focus Fiber Solutions, LLC, a Delaware limited liability company (“Focus Fiber”), specializes in the design, engineering, installation, and maintenance of a telecommunications infrastructure network.

•                Jus-Com, Inc., an Indiana corporation (“Jus-Com”), is a telecommunication service provider providing various services including engineering consulting, design, installation and emergency response in various categories including cable rack/wiring build-outs, infrastructure build-outs, DC power installation, fiber cable splicing and security camera installation. Jus-Com also operates as a temporary and permanent staffing agency specializing in the telecommunications market.

To better reflect our new business direction, the Board of Directors determined that we should change our name to “Strata 7 Solutions, Inc.”

Procedure for Implementing the Name Change

The change in the Company’s name will become effective upon the filing (the “Effective Time”) of the First Amendment, a form of which is annexed hereto as Annex A, with the Secretary of State of the State of Nevada.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the name change, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be quoted on the OTC Pink Sheets, subject to any decision of our Board of Directors to list our securities on a stock exchange. As a result of the name change, it is possible that our ticker symbol will be changed.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the First Amendment.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE FIRST AMENDMENT.

PROPOSAL NO. 2:

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE AN

AMENDMENT OF OUR AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

The Board of Directors has adopted resolutions approving an amendment to the Articles (the “Second Amendment”) to effect a reverse split of our issued and outstanding shares of Common Stock as described below.

The form of the amendment to the Articles to effectuate a reverse split of our issued and outstanding Common Stock will be substantially as set forth on Annex B (subject to any changes required by applicable law). A favorable vote on the Second Amendment would enable our Board of Directors to comply with the Merger Agreement and effectuate a reverse split of our issued and outstanding Common Stock by a ratio of twenty-for-one.  Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors would effectuate a reverse split with the primary intent of increasing the market price of our Common Stock to make it more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of our Common Stock, the reverse split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effectuating the reverse split is in our and our shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of our Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase our Common Stock. The Board of Directors believes that the anticipated higher market price resulting from the reverse split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock.

Although we expect the reverse split will result in an increase in the market price of our Common Stock, the reverse split may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors detailed from time to time in our reports filed with the SEC. The history of similar reverse stock splits for companies in like circumstances is varied. If the reverse split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse split.

When the reverse split is effectuated, it would increase our authorized but unissued shares of Common Stock by approximately 38,207,017, based on our number of such shares issued and outstanding as of July __ 2013. Pursuant to the terms of the Merger Agreement, which was disclosed on a Current Report filed with the SEC on June 25, 2013, all Series D Shares would automatically be converted into shares of our Common Stock upon the effectuation of the reverse split, resulting in a post-conversion increase in our authorized but unissued shares of Common Stock of approximately 13,070,017. As discussed under Proposal No. 3, we are also seeking approval to increase our authorized shares of Common Stock to 100,000,000 from 70,000,000. Other than the foregoing, the Company presently has no plans to issue any shares that would become available for issuance as a result of a reverse split of its Common Stock but reserves the right to develop and act upon any such plans should it determine to do so.

Procedure for Implementing the Reverse Split

The reverse split will become effective upon the filing (the “Effective Time”) of the Second Amendment, a form of which is annexed hereto as Annex B, with the Secretary of State of the State of Nevada.

Effect of the reverse split on Holders of Outstanding Common Stock

Each twenty (20) shares of Common Stock will be combined into one (1) new share of Common Stock.  Based on 40,217,913 shares of Common Stock issued and outstanding as of July __, 2013, immediately following the reverse split we would have approximately 2,010,896 shares of our Common Stock issued and outstanding (without giving effect to rounding for fractional shares and the conversion of the Series D Shares discussed above).

The reverse split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in us, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the reverse split will be rounded up to the next whole number. In addition, the reverse split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse split may result in some shareholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the reverse split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be quoted on the OTC Pink Sheets, subject to any decision of our Board of Directors to list our securities on a stock exchange.

Authorized Shares of Common Stock

The reverse split will not change the number of authorized shares of our Common Stock under our Articles. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our Articles, our authorized capital stock consists of 70,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock, par value $0.01. However, we are also seeking to increase our authorized shares of Common Stock to 100,000,000 from 70,000,000.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company or our shareholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, the Board of Directors is not aware of any attempt to take control of our company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device.

Beneficial holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the reverse split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the reverse split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse split. Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the reverse split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the reverse split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, except that the Series D Shares will be convertible into 20 shares of Common Stock for each such Series D Shares. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse split as was the case immediately preceding the reverse split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse split ratio, subject to our treatment of fractional shares.

Effect on Par Value

The Second Amendment will not affect the par value of our Common Stock, which will remain $0.001 per share.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the reverse split. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Certain Federal Income Tax Consequences of the reverse split

The following summary describes certain material U.S. federal income tax consequences of the reverse split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The reverse split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the reverse split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse split.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the reverse split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE SECOND AMENDMENT.

PROPOSAL NO. 3:

AMENDMENT OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 100,000,000

The Board of Directors has approved an amendment (the “Third Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles”) to increase our authorized shares of Common Stock from 70,000,000 to 100,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles with the Secretary of State of the State of Nevada.

The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Annex C hereto.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 70,000,000 shares of Common Stock, par value $0.001 per share. As of July __, 2013, we had 40,217,913 shares of Common Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Third Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Third Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Third Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Third Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Procedure for Implementing the Increase in the Authorized Shares of Common Stock

The increase in the authorized number of Common Stock will become effective upon the filing (the “Effective Time”) of the Third Amendment, a form of which is annexed hereto as Annex C, with the Secretary of State of the State of Nevada.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the First Amendment.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 70,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, there are 40,217,913 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidations, reorganizations or amendments to the Company’s articles of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds, subject to the rights of the holders the Company’s preferred stock. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, (i) 4,500 have been designated as Series A convertible preferred stock, 500.377 shares of which are issued and outstanding and are convertible into 1,000,754 shares of Common Stock, (ii) 1,000 have been designated as Series A-1 convertible preferred stock, 295.234 shares of which are issued and outstanding and are convertible into 590,468 shares of Common Stock, (ii) 4,000 have been designated as Series B convertible preferred stock, none of which is issued or outstanding, (iv) 400 have been designated as Series C-1 convertible preferred stock, none of which is issued or outstanding, (v) 2,000 have been designated as Series C-2 convertible preferred stock, none of which is issued or outstanding, (vi) 110 have been designated as Series C-3 convertible preferred stock, none of which is issued or outstanding, (vii) 2,000,000 have been designated as Series D convertible preferred stock, 1,250,011 shares of which are issued and outstanding and are convertible into 25,000,220 shares of Common Stock, and (viii) 1,000,000 have been designated as Series E convertible preferred stock, all of which are issued and outstanding and are convertible into 1,000,000 shares of Common Stock.

No shares of Series B, Series C-1, Series C-2 or Series C-3 preferred stock are issued and outstanding.

Series A Preferred Stock

The shares of Series A Preferred Stock vote as a single class with shares of Common Stock and the Series A-1 Preferred Stock. Each share of Series A Preferred Stock has rights, preferences and privileges, including: (i) a stated value of $1,000; (ii) dividends of 10% on the stated value payable in cash annually or as a stock dividend; (iii) conversion into 1,333.33 shares of Common Stock (subject to adjustments) at the option of the holder or upon the occurrence of events relating to a secondary public offering or stock price or trading volume; (iv) anti-dilution protection upon conversion, including full ratchet anti-dilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the stated value and all accrued but unpaid dividends; (vi) a premium upon a change of control transaction equal to the liquidation preference in addition to the amounts payable on the common shares into which the share of Series A Preferred Stock is convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt.

Series A-1 Preferred Stock

The rights, privileges and preferences of the Series A-1 Preferred Stock are substantively identical to those of the Series A Preferred Stock, except that: (i) the Series A-1 Preferred Stock will be entitled to vote as a separate series to waive certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt; (ii) the entire liquidation preference on the Series A Preferred Stock will be paid before any liquidation preference is distributed to the holders of Series A-1 Preferred Stock; and (iii) all accrued dividends on Series A Preferred Stock will be paid before any cash dividends are paid on Series A-1 Preferred Stock, but stock dividends of Series A-1 Preferred Stock paid on outstanding Series A-1 Preferred Stock may be paid regardless of whether dividends are paid upon the Series A Preferred Stock.

Series D Preferred Stock

Each share of Series D Preferred Stock is automatically convertible into Common Stock on a 1 for 20 basis upon the filing of an amendment of the Company’s articles of incorporation implementing a proposed reverse stock split. In addition, the holders of the shares of Series D Preferred Stock shall be entitled to notice of stockholders’ meetings and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the number of shares of Common Stock into which the shares of Series D Preferred Stock are convertible into on the record date of such vote. Each share of Series D Preferred Stock has various rights, privileges and preferences, including: (i) a stated value of $4.00 per share, and (ii) a liquidation preference in the amount of the stated value.

Series E Preferred Stock

Each share of Series E Preferred Stock is convertible into one (1) share of Common Stock. In addition, the holders of the share of Series E Preferred Stock shall be entitled to notice of stockholders’ meetings and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the number of shares of Common Stock into which the shares of Series E Preferred Stock are convertible into on the record date of such vote. Each share of Series E Preferred Stock has various rights, privileges and preferences, including (i) a liquidation value of $1.00 per share (subject to adjustments); (ii) mandatory redemption of 10,000 shares per month at the liquidation value; and (iii) conversion at the option of the Company of all outstanding Series E Shares at a price equal to half the liquidation value after 48 mandatory redemption payments have been made.

Transfer Agent

The transfer agent for the Company’s Common Stock is Standard Registrar and Transfer Company and its telephone number is (801) 571-8844.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE THIRD AMENDMENT.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

OTHER MATTERS

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

By Order of the Board of Directors,

Bruce Widener
Chief Executive Officer

July __, 2013

Annex A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.             Name of Corporation: Beacon Enterprise Solutions Group, Inc.

2.             The Amended and Restated Articles of Incorporation (the “Articles”) have been amended as follows:

Article I is hereby amended to read as follows:

“The name of the corporation is “Strata 7 Solutions, Inc.”

3.             The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.             Effective date of filing: ____________

5.             Signature: /s/ Bruce Widener, Chief Executive Officer

Annex B

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.            Name of Corporation: Beacon Enterprise Solutions Group, Inc.

2.            The Amended and Restated Articles of Incorporation (the “Articles”) have been amended as follows:

Article II is hereby amended to replace Section A by adding a new Section A.1 as follows:

“A.1      Classes of Stock. The aggregate number of shares the Corporation shall have authority to issue shall be 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 shares of Preferred Stock, par value $0.01 per share.”

3.            The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.            Effective date of filing: ____________

5.            Signature: /s/ Bruce Widener, Chief Executive Officer

Annex C

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.            Name of Corporation: Beacon Enterprise Solutions Group, Inc.

2.            The Amended and Restated Articles of Incorporation (the “Articles”) have been amended as follows:

Article II is hereby amended to add a new Section A.2 as follows:

“A.2 Reverse Split.

Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), each twenty (20) outstanding shares of Common Stock (the “Old Common Stock”) shall be split and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Company is authorized to issue, which shall remain as set forth in the first Section A.1 of this Article II.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a shareholder-by-shareholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by twenty (20) and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

3.            The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.            Effective date of filing: ____________

5.            Signature: /s/ Bruce Widener, Chief Executive Officer

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Beacon Enterprise Solutions Group, Inc. (the “Company”) hereby revokes all previously granted proxies and appoints Bruce Widener as its attorney, agent and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as the undersigned has designated, all the shares of Common Stock of the undersigned at the special meeting of shareholders of the Company (the “Meeting”) to be held at 10:00 a.m., local time, on Friday, August 5, 2013, at offices of the Company’s counsel Miller Wells PLLC, located at 710 West Main St., 4th Floor, Louisville, KY 40202, or at any adjournment or postponement thereof.

1.	Approval of the First Amendment

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the Second Amendment

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Third Amendment

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

This Proxy revokes any proxy to vote such shares at the Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2013
(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO ________________ AT _____________________.